Exhibit 24.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Level Best Golf, Inc. dated October 16, 1997 of our report dated December 4, 1996, relating to the financial statements of Level Best Golf, Inc. as of September 30, 1996.
/s/ Winter, Scheifley & Associates, P.C.
Winter, Scheifley & Associates, P.C.
Certified Public Accountants
October 16, 1997
Englewood, Colorado